Exhibit 10.5

November 1st, 2011

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated as of November 1st, 2011, and is made by and between Intellinetics, Inc., an Ohio corporation (the “Company”) and the Director of Development (the “Director”) of the State of Ohio (the “State”), acting on behalf of the State.

RECITALS:

A. The Company and the Director are parties to that certain Loan Agreement dated as of July 17,2009 (the “Loan Agreement”).

B. The current stock ownership of the Company is set forth on Exhibit A, attached hereto and made a part hereof.

C. The Company desires to take the following actions: (i) consummate a stock split whereby approximately 5.3 shares of common stock will be issued for every currently existing share of common stock, which stock split will be effectuated pursuant to Amended and Restated Articles of Incorporation, a copy of which has been furnished to the Director, (ii) issue additional shares of common stock to existing shareholders and employees as described on Exhibit A, (iii) enter into a merger and share exchange transaction whereby the Company will merge with a public shell corporation with the public shell corporation being the surviving corporation, the existing shareholders of the Company will become the owners of at least 86% of the capital stock of the surviving corporation, the current board of directors of the Company will control the board of directors of the surviving corporation, and the surviving corporation will automatically succeed to all obligations, liabilities, duties and rights under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement); and (iv) following the merger described in the preceding subsection, the surviving corporation may sell up to 14% of the capital stock of the surviving entity to one or more outside investors in its initial raise, and up to a total of no more than an additional 26% in future rounds of stock sales (collectively, the “RTO Transactions”).

D. To permit the RTO Transactions, the Company has requested that the Director agree to various amendments as set forth herein, and the Director has agreed to amend the Loan Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

1. Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Loan Agreement.

2. Consent of Director. The Director hereby consents to the RTO Transactions, including but not limited to the merger into a public company shell for purposes of the covenant set forth in Section 4.4(a) of the Loan Agreement.

3. Amendments to Loan Agreement.

(a) New Definitions. The following new definitions are hereby inserted in Section 1.2 of the Loan Agreement in alphabetical order:

“Company” shall mean Intellinetics, Inc., an Ohio corporation, and any successor-by-merger.

“First Amendment shall mean that certain First Amendment to this Agreement dated as of November 1st, 2011.”

“First Amendment Effective Date shall mean November 1st, 2011.”

“RTO Transactions” shall have the meaning given such term in the First Amendment.

(b) Amendment to Section 4.2 of the Loan Agreement [Public Offering]. Section 4.2 of Loan Agreement is hereby amended and restated in its entirety as follows:

“4.2 Public Offering. The Loan and all other amounts payable by the Company under this Agreement and the other Loan Documents shall be due and payable in full if the Company shall undertake and complete an initial public offering of its securities, it being acknowledged and agreed that this covenant shall not apply to the RTO Transactions or any portion thereof. ”

(c) Amendment to Section 4.4(i) of the Loan Agreement [Stock Transfers]. Section 4.4(i) is hereby amended and restated as follows:

“4.4(i) Stock Transfers. Issue, transfer, sell, or cause to be issued, transferred or sold, any shares of its capital stock except in connection with the RTO Transactions or in connection with compensation, benefit plans or incentive plans for employees or officers.”

4. Conditions to Effectiveness. The amendments contained in this Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Director:

(a) Execution and Delivery of this Amendment. The Company and the Director shall have executed and delivered this Amendment.

(b) Officer’s Certificate. There shall be delivered to the Director a certificate, dated the date hereof certifying that no Event of Default exists.

(c) Secretary’s Certificate. There shall be delivered to the Director a certificate, dated the date hereof and signed by the Secretary of each Loan Party, certifying as appropriate as to:

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(i) all action taken by such party in connection with this Amendment and the other documents executed and delivered in connection herewith, together with authorizing resolutions on behalf of the Company evidencing same;

(ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the officers permitted to act on behalf of the Company for purposes of the Loan Documents and the true signatures of such officers, on which the Director may conclusively rely; and

(iii) copies of its organizational documents as in effect on the date hereof, together with certificates from the appropriate state officials as to the continued existence and good standing of the Company in the State of Ohio.

5. Miscellaneous.

(a) Full Force and Effect. All provisions of the Loan Agreement remain in full force and effect on and after the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Loan Agreement except as expressly amended hereby.

(b) Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument.

(c) Incorporation into Loan Agreement. This Amendment (including all Schedules and Exhibits) shall be incorporated into the Loan Agreement by this reference. All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Loan Agreement as if originally contained therein.

(d) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to its conflict of laws principles.

(e) No Novation. Except as amended hereby, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. The Company and the Director acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Loan Agreement or the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment as of the day and year first above written.

                                             Company:

INTELLINETICS, INC.

By:	/s/ Matthew L. Chretien

Title:	Chief Technology Officer

                                             Director:

DIRECTOR OF DEVELOPMENT, STATE OF OHIO

By:	/s/ Kevin Potter

Title:	Kevin Potter
Assistant Director

Exhibit A

Ownership

I.	EXISTING OWNERSHIP

Shareholder	No. Shares
A. Michael Chretien	385
Matthew Chretien	395
Tom Moss	80
Larry Dill	10
Rye D’Orazio	50

Total	920

II.	FINAL PRE-MERGER OWNERSHIP

Owner	Current Shares	Split	Post-Split	Addtl. Shares	Total
A. Michael Chretien	385	x 5.321518987	2048	44	2092
Matthew L. Chretien	395	x 5.321518987	2102	0	2102
Tom Moss	80	x 5.321518987	425	108	533
Larry Dill	10	x 5.321518987	53	16	69
Rye D’Orazio	50	x 5.321518987	266	30	296
William J. Santiago	—			701	701
Ray Shealy	—			118	118
Tom Skoulis	—			59	59
Mark Shary	—			59	59
Totals	920		4894	1135	6029